UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2006

FOOTHILLS RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31546	98-0339560
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4540 California Avenue, Suite 550
Bakersfield, California	93309
(Address of principal executive offices)	(Zip Code)

(661) 716-1320
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

As previously disclosed by Foothills Resources, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2006, the Company conducted an initial closing of its private offering (the “Offering”) of units (the “Units,” each Unit consisting of one share of common stock of the Company and one warrant to purchase one-half of a share of common stock of the Company for five years at a purchase price of $2.75 per whole share) on September 8, 2006. In the September 8, 2006 closing of the Offering, the Company sold 10,000,000 Units, deriving gross proceeds of $22,500,000.

On September 27, 2006, the Company conducted a second closing of the Offering deriving additional gross proceeds of $211,059 from the sale of 93,804 additional Units. Units sold in this second closing were sold pursuant to that certain Securities Purchase Agreement, dated as of September 8, 2006, by and among the company and such investors, a form of which was attached as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on September 11, 2006. The investors additionally executed Subscription Agreements, dated of September 8, 2006 with the Company in connection with their purchases of Units in the Offering. A form of the Subscription Agreement was attached as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on September 11, 2006. A form of the warrants issued to the investors was attached as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 11, 2006.

Following the above-described closing on September 27, 2006, the Company has sold a total of 10,093,804 Units in the Offering, deriving gross proceeds totaling $22,711,059. The sale of the Units and the issuance of the securities underlying the Units sold to investors in the Offering were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC. The Units were offered and sold to “accredited investors,” as that term is defined under Rule 501 of Regulation D, some of which were institutional investors, and to fewer that 35 non-accredited investors, in compliance with Rule 506.

Pursuant to the Registration Rights Agreement among the Company and the investors in the Offering, dated as of September 8, 2006, (the “Investor Registration Agreement”) the Company has committed to file a registration statement covering the shares of Common Stock issued in connection with the Offering, and the shares of Common Stock underlying the warrants, within 30 calendar days from the September 8, 2006 closing date of the initial closing of the Offering. The Company shall use reasonable efforts to cause such registration statement to become effective no later than 120 days after the date it is filed, unless such registration statement is subject to review by the SEC, in which case the Company will have 150 days from the filing date in which to have the registration statement declared effective. The Company will be required to maintain the effectiveness of such registration statement until all shares registered thereunder have been sold or until the holding period of Rule 144(k) under the Securities Act has been satisfied with respect to all of the shares of Common Stock (including the shares underlying the warrants) issued in the Offering, whichever is earlier. The Investor Registration Agreement provides that the Company will be liable for customary penalties if the registration statement is not declared effective on the date by which the Company is required to cause it to become effective, or if the Company fails to maintain the effectiveness of the registration statement for the required period.

The foregoing description of the Registration Rights Agreements is qualified in its entirety by reference to the Registration Rights Agreement executed with the investors in the Offering, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 11, 2006.

No underwriters were involved in connection with the sale of the securities described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Foothills Resources, Inc.

By: /s/ W. Kirk Bosché
Name: W. Kirk Bosché
Title: Chief Financial Officer

Date: October 3, 2006